Exhibit 99.1
Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Kelli Christman, (816) 885-4342, kelli.christman@cerner.com
Cerner’s Internet Home Page: www.cerner.com
Cerner Reports First Quarter 2010 Results
Strong Bookings, Revenue, Earnings, and Cash Flow
KANSAS CITY, Mo. — April 28, 2010 — Cerner Corporation (NASDAQ: CERN) today announced results for the 2010 first quarter that ended April 3, 2010, delivering strong levels of bookings, revenue, earnings and cash flow.
Bookings in the first quarter of 2010 were $404.9 million, up 22 percent from $332.8 million in the first quarter of 2009 and an all-time high level of first quarter bookings. First quarter revenue was $431.3 million, up 10 percent compared to $392.3 million in the year-ago period.
On a Generally Accepted Accounting Principles (GAAP) basis, first quarter 2010 net earnings were $50.3 million, and diluted earnings per share were $0.59. First quarter 2009 GAAP net earnings were $40.8 million, and diluted earnings per share were $0.49.
Adjusted (non-GAAP) Earnings
Adjusted first quarter 2010 net earnings were $53.7 million, an increase of 24 percent compared to $43.3 million of adjusted net earnings in the first quarter of 2009. Adjusted diluted earnings per share were $0.63 in the first quarter of 2010 compared to $0.52 of adjusted diluted earnings per share in the first quarter of 2009. Analysts’ consensus estimate for first quarter 2010 adjusted diluted earnings per share was $0.61.
Adjusted Net Earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of the Company’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to GAAP Net Earnings and Diluted Earnings Per Share.”
Adjusted first quarter 2010 and 2009 net earnings and diluted earnings per share exclude share based compensation expense, which reduced first quarter 2010 net earnings and diluted earnings per share by $3.5 million and $0.04, respectively, and reduced first quarter 2009 net earnings and diluted earnings per share by $2.5 million and $0.03, respectively.
Other First Quarter Highlights:
•	First quarter cash collections of $483.7 million and operating cash flow of $105.5 million.
•	Free cash flow of $52.9 million. Free cash flow is a non-GAAP financial measure defined as operating cash flow less capital expenditures and capitalized software. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Operating Cash Flow to non-GAAP Free Cash Flow.”
•	Days sales outstanding of 89 days compared to 90 days in the fourth quarter of 2009 and 102 days in the year-ago quarter.
•	Total revenue backlog of $4.32 billion, up 21 percent over the year-ago quarter. This is comprised of $3.70 billion of contract backlog and $626 million of support and maintenance backlog.

“Our first quarter results demonstrate a good start to the year, with record performance across several key metrics, including strong bookings, revenue, earnings, and cash flow,” said Neal Patterson, Cerner chairman, CEO and co-founder. “We are seeing initial demand related to the Health Information Technology for Economic and Clinical Health (HITECH) provisions in the American Recovery and Reinvestment Act of 2009 (ARRA), and expect this to build as we move through the year,” Patterson said.
Future Period Guidance
Cerner currently expects:
•	Second quarter 2010 revenue between $440 million and $455 million.
•	Second quarter 2010 adjusted diluted earnings per share before share based compensation expense between $0.64 and $0.69.
•	Second quarter 2010 new business bookings between $430 million and $460 million.
•	Full-year 2010 revenue between $1.80 billion and $1.875 billion.
•	Full-year 2010 adjusted diluted earnings per share before share based compensation expense between $2.80 and $2.90.
•	Share based compensation expense to reduce diluted earnings per share by approximately $0.04 in the second quarter of 2010 and between $0.16 and $0.18 for the year.
Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on first quarter results at 3:30 p.m. CT on April 28. The dial-in number for the conference call is (617) 614-3922; the passcode is Cerner. The company recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, April 28 through 11:59 p.m. CT, May 1. The dial-in number for the re-broadcast is (888) 286-8010; the passcode is 94459667.
An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Cerner section (click Investors, then Presentations and Webcasts).
About Cerner
Cerner is transforming healthcare by eliminating error, variance and waste for healthcare providers and consumers around the world. Cerner® solutions optimize processes for healthcare organizations ranging in size from single-doctor practices, to health systems, to entire countries, for the pharmaceutical and medical device industries, and for the healthcare commerce system. These solutions are licensed by more than 8,500 facilities around the world, including approximately 2,300 hospitals; 3,400 physician practices covering more than 30,000 physicians; 600 ambulatory facilities, such as laboratories, ambulatory centers, cardiac facilities, radiology clinics and surgery centers; 700 home-health facilities; and 1,500 retail pharmacies. The trademarks, service marks and logos (collectively, the “Marks”) set forth herein are registered and unregistered trademarks and/or service marks owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. (Nasdaq:CERN). For more information about Cerner, please visit our Web site at www.cerner.com.
This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company’s performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “seeing,” “expect,” and “guidance” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities;

our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our reliance on third party suppliers; risks inherent with business acquisitions; changing political, economic and regulatory influences; government regulation; significant competition and market changes; risks associated with the ongoing adverse financial market environment and uncertainty in global economic conditions; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; the volatility in the trading price of our common stock; and, failure of the parties to achieve the intended benefits. Additional discussion of these and other factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.
# # #

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
For the three months ended April 3, 2010
     and April 4, 2009

	Three Months Ended
(In thousands, except per share data)	2010 (1)	2009 (1)

Revenues
System sales	$116,951	$100,189
Support, maintenance and services	307,045	283,828
Reimbursed travel	7,341	8,305

Total revenues	431,337	392,322

Margin
System sales	72,123	58,625
Support, maintenance and services	291,130	268,166

Total margin	363,253	326,791

Operating expenses
Sales and client service	187,593	173,353
Software development	66,779	64,736
General and administrative	33,225	26,722

Total operating expenses	287,597	264,811

Operating earnings	75,656	61,980

Interest income	3,657	1,733
Interest expense	(1,874)	(2,054)
Other income (expense), net	(76)	204

Total other income (expense), net	1,707	(117)

Earnings before income taxes	77,363	61,863
Income taxes	(27,077)	(21,033)

Net earnings	$50,286	$40,830

Basic earnings per share	$0.61	$0.51

Basic weighted average shares outstanding	81,957	80,333

Diluted earnings per share	$0.59	$0.49

Diluted weighted average shares outstanding	85,105	82,857
Note 1: Operating expenses for the three months ended April 3, 2010 and April 4, 2009 include share-based compensation expense. The impact of this expense on net earnings is presented below:

	Three Months Ended
	2010	2009

Sales and client service	$2,368	$1,709
Software development	1,406	1,150
General and administrative	1,733	1,061

Total share based compensation	5,507	3,920
Amount of related income tax benefit	(2,051)	(1,460)

Net impact on net earnings	$3,456	$2,460

Decrease to diluted earnings per share	$0.04	$0.03

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS 1
(unaudited)
For the three months ended April 3, 2010
     and April 4, 2009
RECONCILIATION OF ADJUSTED NET EARNINGS AND ADJUSTED DILUTED
  EARNINGS PER SHARE TO GAAP NET EARNINGS AND DILUTED EARNINGS PER SHARE 1

Net Earnings	Three Months Ended
(In thousands, except per share data)	2010	2009

Net earnings	$50,286	$40,830
Share-based compensation expense[2]	5,507	3,920
Income tax benefit of share-based compensation[2]	(2,051)	(1,460)

Adjusted net earnings (non-GAAP)	$53,742	$43,290

	Three Months Ended
	2010	2009

Diluted Earnings Per Share
Diluted earnings per share[2]	$0.59	$0.49
Share-based compensation expense (net of tax)[2]	0.04	0.03

Adjusted diluted earnings per share (non-GAAP)	$0.63	$0.52

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW [1]
	Three Months Ended
(In thousands)	2010	2009

Cash flows from operating activities	$105,503	$97,826
Capital purchases [3]	(32,108)	(43,173)
Capitalized software development costs [3]	(20,516)	(18,288)

Free cash flow (non-GAAP)	$52,879	$36,365

Note 1: The presentation of Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. The Company believes that Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate its ongoing operating results and allows for greater transparency in the review of its overall financial, operational and economic performance.
Note 2: The Company provides earnings with and without stock options expense because earnings excluding this expense is used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.
Note 3: The Company provides cash flow with and without capital purchases and software development cost because operating cash flows excluding these expenditures is used by management along with GAAP results to analyze its earnings quality and overall cash generation of the business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

As of April 3, 2010 (unaudited) and January 2, 2010
(In thousands)

	2010	2009

Assets

Cash and cash equivalents	$240,207	$241,723
Short-term investments	368,707	317,113
Receivables, net	423,035	461,411
Inventory	10,106	11,242
Prepaid expenses and other	89,985	106,791
Deferred income taxes	7,903	8,055

Total current assets	1,139,943	1,146,335

Property and equipment, net	515,609	509,178
Software development costs, net	237,516	233,265
Goodwill	161,547	151,479
Intangible assets, net	39,107	33,719
Other assets	69,981	74,591

Total assets	$2,163,703	$2,148,567

Liabilities and Stockholders’ Equity

Accounts payable	$41,075	$36,893
Current installments of long-term debt	26,995	25,014
Deferred revenue	128,149	137,095
Accrued payroll and tax withholdings	67,938	80,093
Other accrued expenses	40,435	79,008

Total current liabilities	304,592	358,103

Long-term debt	90,807	95,506
Deferred income taxes and other liabilities	102,696	98,372
Deferred revenue	19,828	15,788

Total liabilities	517,923	567,769

Stockholders’ Equity

Common stock	829	826
Additional paid-in capital	578,900	557,545
Retained earnings	1,103,849	1,053,563
Treasury stock	(28,002)	(28,002)
Accumulated other comprehensive loss, net	(9,916)	(3,254)

Total Cerner Corporation stockholders’ equity	1,645,660	1,580,678
Noncontrolling interest	120	120

Total stockholders’ equity	1,645,780	1,580,798

Total liabilities and stockholders’ equity	$2,163,703	$2,148,567